UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2018

Eagle Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36306	20-8179278
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

50 Tice Boulevard, Suite 315 Woodcliff Lake, NJ	07677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 326-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Operating Officer

On September 26, 2018, Eagle Pharmaceuticals, Inc., or the Company, announced that the Compensation Committee of the Company’s Board of Directors, or the Compensation Committee, approved the appointment of David Pernock to the position of Chief Operating Officer effective as of September 1, 2018.

Mr. Pernock, age 64, has served as President and Chief Commercial Officer of the Company since January 2017.  Previously, Mr. Pernock served as a member of the Company’s Board of Directors from April 2015 to January 2017.  In addition to his new role as Chief Operating Officer, Mr. Pernock will continue to serve as the Company’s President.

Mr. Pernock does not have a family relationship with any director or executive officer of the Company or person nominated or chosen by the Company to become a director or executive officer, and there are no arrangements or understandings between Mr. Pernock and any other person pursuant to which Mr. Pernock was selected to serve as President and Chief Operating Officer of the Company.

As disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2016, the Company and Mr. Pernock have entered into an offer letter agreement, as more fully described therein and in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eagle Pharmaceuticals, Inc.

Dated: September 26, 2018

	By:	/s/ Scott Tarriff
Scott Tarriff
Chief Executive Officer